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EXHIBIT 23: CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our reports, dated November 7, 2001, in Form 10-Q filing of the Peoples Financial Corporation.



/s/ PILTZ, WILLIAMS, LAROSA & CO.

PILTZ, WILLIAMS, LAROSA & CO.
BILOXI, MISSISSIPPI
NOVEMBER 7, 2001